Exhibit 99.2

Sanaby Health Acquisition Corp. I Announces Closing of

$172,500,000 Initial Public Offering

Palo Alto, CA, October 19, 2021 — Sanaby Health Acquisition Corp. I (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering, as well as the exercise of the over-allotment option in full by the underwriters resulting in the sale of an aggregate of 17,250,000 units (which includes 2,250,000 units issued in connection with the exercise of the over-allotment option). The offering was priced at $10.00 per unit, resulting in gross proceeds of $172,500,000.

The Company’s units commenced trading on the Nasdaq Global Market under the ticker symbol “SANBU” on October 15, 2021.

The Company is led by healthcare industry veterans Sandra Shpilberg, Founder and Chief Executive Officer, Mark Joing, Chief Financial and Operating Officer, Timothy Zanni, Chairman of the Board, and board members Anthony Japour and Barbara Nelsen.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination in any industry, sector or geographic region, the Company intends to identify promising opportunities in the healthcare industry, with a focus on digital health, life science tools and services, and innovative therapeutics. The Company has not selected any specific business combination target.

Each unit sold in the offering consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq Global Market under the symbols “SANB” and “SANBW,” respectively.

Cohen & Company Capital Markets (a division of J.V.B. Financial Group, LLC) acted as an advisor to the Company on the transaction.

BTIG, LLC acted as the sole bookrunner for the offering. I-Bankers Securities, Inc. acted as co-manager for the offering.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $175,087,500 was placed in the Company’s trust account. An audited balance sheet of the Company as of October 19, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus, copies of which may be obtained by contacting BTIG, LLC, 65 East 55th Street, New York, NY 10022; Telephone: (212) 593-7555; E-mail: ProspectusDelivery@btig.com.

A registration statement relating to these securities was filed with, and declared effective by, the SEC on October 14, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Sanaby Health Acquisition Corp. I	The Equity Group Inc.
Sandra Shpilberg, CEO	Devin Sullivan, SVP
(415) 580-1810	(212) 836-9608
info@sanaby.com	dsullivan@equityny.com
www.sanaby.com

Kalle Ahl, VP
(212) 836-9614
kahl@equityny.com